EXHIBIT 3.1











                             ZURN INDUSTRIES, INC.

                            A Pennsylvania Company

                                    BY-LAWS

                               As of August 1995





























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ARTICLE I.  SHAREHOLDERS' MEETINGS, RIGHTS AND LIABILITIES

        Section 1. Meetings of the shareholders of Zurn Industries, Inc. (hereinafter called the "Company") shall be held at the registered office of the Company in the City of Erie, Commonwealth of Pennsylvania, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined by the Board of Directors and stated in the notice of such meeting.

        Section 2. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting, shall be held in the first week of August in each year on such date and at such time as the Board of Directors may prescribe. The business at each annual meeting of shareholders shall include only (a) the election of Directors, (b) matters contained in the notice of the meeting or any supplements thereto, (c) matters brought before the meeting by or at the direction of the Board of Directors, (d) matters properly brought before the meeting by shareholder(s) (1) in accordance with the proxy rules of the Securities and Exchange Commission relating to shareholder proposals, or (2) by written notice of such business delivered to or mailed to the Secretary of the Company and received at the principal office of the Company not less than ninety (90) days prior to the meeting and (e) matters which are incidental or germane to any of the foregoing.

        Section 3. Special meetings of shareholders may be called at any time by a majority of the Board of Directors, or by the Chairman or Chief Executive Officer of the Company. Upon the written request of any of the foregoing officers or majority of Directors to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time as the Secretary may fix, not more than sixty (60) days after receipt of such request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so. Only such business shall be conducted as shall have been specified in the notice of meeting (or any supplement thereto) or brought before the meeting at the direction of the Board of Directors.

        Section 4. Written notice of the time and place of each meeting of the shareholders shall be given by or at the direction of the person authorized to call the meeting to each shareholder of record at least ten (10) days prior to the date fixed for such meeting, unless a greater period of notice shall be required by law in any particular case. Such notice shall be given by sending a copy thereof by first class or express mail, postage prepaid, or such other manner as may be prescribed by law, to the address of each shareholder of record. When notice is deposited with the United States mail, such notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail for transmission. All such notices shall specify the place, day, and hour of the meeting, and in the case of a special meeting shall specify the general nature of the business to be transacted at such meeting.





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        Section 5. Any annual or special meeting of shareholders may be adjourned, except as otherwise provided by law, from time to time, by a majority vote of the shareholders present or represented at the meeting, whether or not a quorum is present. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at such adjourned meeting other than by an announcement at the meeting at which such adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

        Section 6. The presence in person or by proxy of the holders of a majority of the outstanding shares of voting stock shall constitute a quorum. In case an adjournment of the meeting called for the election of Directors, for lack of a quorum, shall have been taken, the shareholders who attend either personally or by proxy the adjourned meeting, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors. In case of an adjournment of any other meeting of shareholders for one or more periods aggregating at least 15 days, for the lack of a quorum, the shareholders who attend either personally or by proxy this adjournment meeting, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purposes of acting upon any matters set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

        Section 7. Meetings of shareholders shall be presided over by the Chairman of the Company, or in his absence, by the President. The duties of the Secretary of such meetings shall be performed by the Secretary of the Company, or in his absence by an assistant secretary.

        Section 8. At all meetings of shareholders, each shareholder shall be entitled to one vote for each share of stock held by him. In election of Directors, the candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected. Every shareholder may vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the meeting at or before the meeting.


ARTICLE II.  DIRECTORS

        Section 1. The business and affairs of the Company shall be managed by a Board of not less than three (3) Directors and not more than thirteen (13) Directors, the exact number of which shall be established from time to time by resolution of the Board of Directors, divided into three (3) classes, each class being as nearly equal in number as possible. The term of office of one of the three classes shall expire in each year. At each Annual Election, the Directors of the class to be elected shall be elected for a term of three (3) years each, provided that the term of one or more Directors shall be one or two years when necessary for the purpose of making each class of Directors as nearly equal in number as possible to each other class of Directors. The Directors need not be residents of the Commonwealth of Pennsylvania.


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        Section 2. Meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as the majority of the Directors may from time to time specify, or as may be designated in the notice calling the meeting.

        Section 3. Regular meetings of the Board may be held without notice at such places and times as may be determined from time to time by resolution of the Board.

        Section 4. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, or the Chairman-Executive Committee. Any such meeting shall be deemed to have been duly called if notice thereof stating the time and place of such meeting shall have been given to each Director at least two (2) days prior to the date fixed for such meeting. Such notice may be given by sending a copy thereof through first class or express mail, postage prepaid, or courier service, postage prepaid, or by facsimile transmission (or such other means as may be permitted by law).

        Section 5. Whenever any written notice is required to be given to any Director, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

        Section 6. Meetings of the Board of Directors shall be presided over by the Chairman of the Company, or in his absence by the Chief Executive Officer or in the absence of both by the Chairman -- Executive Committee. If all three (3) of said officers should be absent, then the meeting shall be presided over by a Director chosen by a majority of the Directors then present. The duties of the Secretary of meetings of the Board of Directors shall be performed by the Secretary of the Company, or in his absence by a Director designated by the Presiding Officer.

        Section 7. A majority of the Directors who have been elected shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors; provided, that if all the Directors shall severally or collectively consent in writing to any action taken or to be taken by the Company, such action shall be valid as corporate action as though it had been authorized at a meeting of the Board of Directors. One or more Directors may participate in a meeting of the Board or of a Committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        Section 8. Any meeting of the Board of Directors at which a quorum is present may be adjourned from time to time by a vote of a majority of the Directors present. At the adjourned meeting, any business may be transacted or other action taken which might have been transacted or taken at the meeting as originally called, and no notice need be given of any adjourned meeting or of the business to be transacted at the meeting other than by an announcement at the meeting at which such adjournment is taken.


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        Section 9.  Any Director may resign at any time by giving written notice to the Chairman, to the Chief Executive Officer, or to the Chairman-Executive Committee of the Company. The resignation of any Director shall take effect at the time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

        Section 10. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board, although less than a quorum, and each person so elected shall be a Director for the term of his predecessor and until his successor is elected by the shareholders at an annual meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

        Section 11. By resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed to Directors who are not employees or officers of the Company for their services, for attendance at any regular or special meeting of the Board of Directors. A Director may serve the Company in any other capacity and may also be a salaried officer of the Company.

        Section 12. Written notice of the intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than (a) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders. The notice must contain (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominee or nominations are to be made by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors of the Company; and (e) the consent of each nominee to serve as a director of the Company if so elected.


ARTICLE III.   COMMITTEES

        Section 1. Appointment. The Board of Directors may from time to time name certain of its members to act as a committee or committees at, or in the intervals between, meetings of the Board, and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.
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        Section 2. Executive Committee. The Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business of the Company to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

        Section 3. Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee named by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.


ARTICLE IV.       OFFICERS AND AGENTS

        Section 1. The following executive officers of the Company shall be elected annually by the Board of Directors:

                             Chairman of the Board
                            Chief Executive Officer
                        Chairman -- Executive Committee
                      Executive or Group Vice Presidents
               Senior Vice President -- Chief Financial Officer
                         Vice President -- Controller
                         General Counsel and Secretary

        Section 2. The highest ranking officers of the Company shall be the Chairman and the Chief Executive Officer. Both offices may be held by the same person. The Chairman (and in his absence the Chief Executive Officer) shall preside at all meetings of the shareholders and Directors.

        Section 3. The office of President is merged into the office of Chief Executive Officer. The Chief Executive Officer shall act as President as required by law, contract, prior resolution of the Board, or otherwise.

        Section 4. The Chairman -- Executive Committee shall be a nonmanagement director who shall preside at all meetings of the Executive Committee. In the absence of both the Chairman and the Chief Executive Officer, the Chairman -- Executive Committee shall preside at all meetings of the shareholders and Directors.

        Section 5. The Board shall elect such Executive and Group Vice Presidents as it deems appropriate. Each Executive or Group Vice President shall be responsible for the overall activities of various product groups of
the Company and its subsidiaries.   They shall report to the Chief Executive
Officer and assist him in such duties as he shall direct from time to time.

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        Section 6.  The Senior Vice President -- Chief Financial Officer
shall report to the Chief Executive Officer and be responsible for tax, securities law, other required filings, and all other financial affairs of the Company, including supervision of the controller and audit functions. The Senior Vice President -- Chief Financial Officer will also be responsible for human resources and any other administrative matters that the Chief Executive
Officer delegates to him.   The Senior Vice President -- Chief Financial
Officer shall act as Treasurer of the Company and shall be responsible for conducting treasury activities, including the care and custody of funds and financial assets, for supervising banking operations and for determining the amount and source of funds required to meet outstanding and planned commitments. He shall be responsible for maintenance of banking relations, arranging for lines of credit, controlling deposit levels, bank selection, and insurance functions.

        Section 7. In addition to the Senior Vice President -- Chief Financial Officer, the Board may elect such other Senior Vice Presidents as the Board deems appropriate. Duties of such officers shall be assigned by the Board and the Chief Executive Officer.

        Section 8. The Vice President -- Controller shall be the principal accounting officer having direct supervision and control over all accounting personnel. The Vice President --Controller shall report to the Chief Financial Officer, and shall be responsible for initiating, preparing and issuing standard practices relating to all accounting matters and procedures, and for coordinating systems throughout the Company, including clerical and office methods, reports, and procedures. He shall be responsible for the preparation of financial statements and tax returns. He shall ascertain currently that all financial transactions covered by the minutes of the Board of Directors and the Executive Committee are properly executed and recorded.

        Section 9. General Counsel and Secretary shall be a member in good standing of the Pennsylvania Bar and have responsibility for the legal affairs of the Company, including the retention of outside counsel as required to protect the Company's interests. General Counsel and Secretary shall record the minutes of the meetings of the shareholders and Board of Directors, shall advise and consult with the Chairman, the Chief Executive Officer, the Chairman-Executive Committee, and other officers of the Company regarding matters requiring shareholder or Board action, shall attend to giving and certifying all notices of the Company, shall prepare or have prepared the list of shareholders required in connection with shareholder meetings and supervise the solicitation of proxies, and shall perform such other duties as may be conferred upon him by the Chairman, the Chief Executive Officer, the Chairman-Executive Committee, and the Board of Directors.

        Section 10. The foregoing responsibilities and titles of the elected executive officers may be modified by resolution of the Board.

        Section 11. Each officer elected by the Board shall hold office until the annual meeting of shareholders next succeeding his election or until his successor shall have been chosen and qualified, unless a shorter period be specified at the time of his election, or until his death, or until he has

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earlier been removed or has resigned.  Any officer or agent elected by the
Board of Directors may be removed by the Board of Directors at a regular meeting thereof or at a special meeting for that purpose whenever in its judgment the best interests of the Company will be served thereby.

        Section 12. The officers of the Company, other than the Chairman, Chief Executive Officer and Chairman-Executive Committee, need not be Directors.

        Section 13. The Chief Executive Officer may from time to time appoint additional officers having responsibility for groups, divisions, representative offices, or specific staff functions. Such officers shall report to such other officers, hold office for such periods, have such authority, and perform such duties as the Chief Executive Officer may from time to time prescribe.

        Section 14. Except to the extent limited by law, the Board may name such officers, employees and agents or representatives of the Company as it may deem desirable, or as these By-Laws otherwise require, as members of committees.

        Section 15. Compensation of officers, employees and agents of the Company elected by the Board shall be payable in such amounts and at such times as may be determined from time to time by the Board of Directors, and compensation of other officers, employees, and agents shall be payable in such amounts as may be determined by the Chief Executive Officer. Prior to the determination of any salary for any officer or agent of the Company in excess of a dollar amount specified by the Board of Directors from time to time, the Board or an authorized committee of the Board shall review and approve such salary as proposed. The determination and establishment of any such salary shall be made only as approved by the Board or its authorized committee.


ARTICLE V.   CONTRACTS, LOANS, CHECKS, DRAFTS, ETC.

        Section 1. The Board of Directors, except as in these By-Laws otherwise provided, may authorize officers, employees and agents or any of them to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by the provisions of these By-Laws, no officer, employee or agent shall have any power or authority to bind the Company, except as otherwise provided by the law, by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any property or to any amount. Any officer or agent of the Company authorized so to act by the Board of Directors or as otherwise provided in these By-Laws may effect loans and advances of any kind for the Company from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver bonds, notes or other obligations or evidences of indebtedness of the Company for money so borrowed, and as security for the payment of the same and interest thereon may mortgage, pledge, convey or


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assign in trust the whole or any part of the property, real or personal, of the corporation whether at the time owned or thereafter acquired, except any franchises of the Company.


ARTICLE VI.       SHARES OF STOCK AND THEIR TRANSFER

        Section 1. Certificates for shares of the Company shall be in such form as is required by the laws of the Commonwealth of Pennsylvania and as shall be approved by the Board of Directors. Each shareholder shall be entitled to a share certificate, which shall be signed by the Chief Executive Officer, Treasurer, or Secretary of the Company. Either actual or facsimile signature may be used.

        Section 2. Transfer of shares of stock of the Company (by the registered holder thereof or by their attorneys, thereunto authorized by a power of attorney duly executed and filed with the stock transfer agent designated by the Company, or by their legal representative upon the surrender for cancellation of the certificate or certificates to be transferred) shall be made only on the books of the Company; but no shares of stock shall be transferable until all previous costs thereon of any amounts due the Company shall have been paid. A person in whose name shares of stock stand on the books of the Company may be deemed the owner thereof for all purposes as regards the Company; provided, however, that whenever such transfer of shares of stock shall be made as collateral security, such fact, if known to the transfer agent for the Company, shall be expressed in the entry of transfer.

        Section 3. The holder of any shares of stock of the Company shall immediately notify the Company or its designated transfer agent of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct, to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.


ARTICLE VII.   SEAL

   The corporate seal of the Company shall be in the form expressed hereon and such seal may be used by causing a facsimile thereof to be impressed or affixed or in any manner reproduced upon any document.


ARTICLE VIII.   FISCAL YEAR

   The fiscal year of the company shall begin on the first day of April in each year and end on the last day of March in the following year.

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ARTICLE IX.  LIMITS OF LIABILITY AND INDEMNIFICATION
             DIRECTORS AND OFFICERS

        Section 1. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit the elimination or limitation of liability of directors, no director of the Company shall be personally liable for monetary damages as such for any action taken or any failure to take any action as a director. The provisions of this Article shall be deemed to be a contract with each director of the Company who serves as such at any time while such provisions are in effect, and each director shall be deemed to be serving as such in reliance on such provisions. Any amendment to or repeal of this Article, or adoption of any other Article or By-Law of the Company, which has the effect of increasing director liability shall require the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in any election of directors, voting together as a single class. Any such Amendment or repeal, or other Article or By-Law, shall operate prospectively only and shall not have effect with respect to any action taken, or any failure to act, by a director prior thereto.

        Section 2. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee of the Company or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Pennsylvania Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director, officer or employee of the Company in his or her capacity as such in advance of the final disposition of such proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director, officer or employee, to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Section or otherwise.




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   (b)  If a claim under Section 1 is not paid in full by the Company within forty-five (45) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Pennsylvania Business Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Pennsylvania Business Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall bar the action or create an irrefutable presumption that claimant had not met the applicable standard of conduct.


ARTICLE X.       AMENDMENT

   The Board of Directors shall have the power and authority to make, adopt, alter, amend, and repeal all By-Laws of the Company, at any regular or special meeting at which a quorum is present by majority vote of the Directors at any such meeting regardless of whether the shareholders have previously adopted the By-Law being amended or repealed, except with respect to those matters that are by statute reserved exclusively to shareholders; provided, however, that all such By-Laws shall be subject to change or repeal by the shareholders at any annual meeting or at any special meeting called for such purpose at which a quorum is present by a vote of the holders of a majority of the shares of stock present in person or by proxy.


















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